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           CONFERENCE CALL TOMORROW, THURSDAY JANUARY 22 AT 8:30 AM ET


                Dial in: 800-721-7189 with conference ID: Plexus
                   Webcast: www.videonewswire.com/PLXS/012204

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

       PLEXUS ANNOUNCES FISCAL Q1 REVENUE OF $238 MILLION AND EPS OF $0.06

INITIATES Q2 REVENUE GUIDANCE OF $245 TO $255 MILLION WITH EPS OF $0.07 TO $0.09

NEENAH, WI, January 21, 2004 -- Plexus Corp. (Nasdaq: PLXS) today announced revenue for its first quarter of fiscal 2004 increased 16% to $238.5 million compared to $205.4 million in the comparable prior year period. Net income for the first fiscal quarter was $2.5 million, equivalent to $0.06 earnings per diluted share. There was a net loss in the prior year period of ($44.3) million or ($1.05) per diluted share, including $31.8 million in restructuring charges and a $28.2 million partial write-off of goodwill. Excluding restructuring costs and the partial write-off of goodwill, Plexus reported a loss of ($0.9) million or ($0.02) per diluted share in the first fiscal quarter of 2003.

The Company provides non-GAAP supplemental information -- more specifically, net income and EPS excluding restructuring costs and the partial write-off of goodwill. These non-GAAP financial data are provided to facilitate meaningful period-to-period comparisons of underlying operational performance by eliminating infrequent or unusual charges. Similar non-GAAP measures are used internally by management in assessing performance of its business because such measures provide additional insight into ongoing financial performance. Please refer to the attached accompanying reconciliations of the GAAP net income/(loss) and EPS to the non-GAAP supplemental data.

Dean Foate, President and Chief Executive Officer of Plexus, commented, "This is our third consecutive quarter of revenue growth and EPS improvement. The 10% sequential revenue growth in our fiscal first quarter was a result of two distinct elements. First, we experienced strengthening end-market demand, particularly in our Networking/Datacom and Medical sectors. Additionally, we are making clear progress on our commitment to build our sales and marketing into a world-class organization. During the quarter we won significant new programs with Advanced Energy, AMX, Respironics, Telular and ViVOtech."

"Based on our current outlook," continued Foate, "we are expecting the revenue and earnings momentum to continue into Q2 with sales in the range of $245 to $255 million and EPS in the $0.07 to $0.09 range. Second quarter earnings will be moderated by higher SG&A expense to support the ERP system installation in our Chicago facility and by other outside professional services. Looking at the full year, we are now increasingly comfortable with our 15% to 20% revenue growth target."

Gordon Bitter, CFO, added, "Improved revenues in Q1 resulted in gross margins of 8.2% for the quarter compared to 7.4% in the fourth quarter of fiscal 2003. SG&A increased during the quarter reflecting increased expenses for compensation and healthcare benefits, but declined modestly as a percent of revenue. We had a 20% effective tax rate in the first quarter due to our expanding operations in Asia, where we benefit from tax holidays."

"Cash and short-term investments at the end of the first quarter were approximately $60 million as we used approximately $19 million during the quarter, primarily to finance increased inventories to support growth. Debt remains low and the $100 million credit facility that was established early in the first quarter provides additional financial resources," Bitter concluded.
                                     (more)

FISCAL Q1 HIGHLIGHTS

o   Sales by industry were:

                INDUSTRY              Q1 - FISCAL 2004      Q4 - FISCAL 2003
         -------------------------- --------------------- ---------------------
         Networking/Datacom                 39%                   38%
         -------------------------- --------------------- ---------------------
         Medical                            33%                   31%
         -------------------------- --------------------- ---------------------
         Industrial/Commercial              12%                   14%
         -------------------------- --------------------- ---------------------
         Computing                          11%                   12%
         -------------------------- --------------------- ---------------------
         Transportation/Other                5%                    5%
         -------------------------- --------------------- ---------------------

o Top 10 customers comprised 60% of sales during the quarter, compared to 58% in the previous quarter.
o Juniper Networks, with 13% of sales, was the only customer representing more than 10% of sales for the quarter.
o Cash flow used in operations was approximately $16.9 million for the quarter.
o Days sales outstanding in accounts receivable decreased to 45 days compared to 47 days in the fourth quarter of fiscal 2003.
o Inventory increased sequentially by approximately $26.4 million to $162.9 million, while annualized turns decreased to 5.8 turns this quarter from 6.2 turns in the fourth quarter of fiscal 2003.

CONFERENCE CALL/WEBCAST AND REPLAY INFORMATION
WHEN:      Thursday, January 22, 2004 at 8:30 a.m. Eastern
DIAL IN:   800-721-7189 with conference ID PLEXUS
WEBCAST:   www.videonewswire.com/PLXS/012204 (requires Windows Media Player)
REPLAY:    800-633-8284 with passcode: 21177344
           or www.videonewswire.com/PLXS/012204
           The call will be archived until midnight on January 29, 2004.
NOTE: If you experience problems with the webcast, please email webcastsupport@tfprn.com.

ABOUT PLEXUS CORP. -- THE PRODUCT REALIZATION COMPANY
Plexus (www.plexus.com) provides end-to-end product design, test, manufacturing, fulfillment and aftermarket solutions to branded product vendors in the medical, networking/datacommunications, industrial, commercial, defense and computer electronics industries.

The Company's unique materials and manufacturing solutions, strategically enhanced by value-added product design and engineering services, are developed to optimize lowest total cost, scalability and responsiveness for programs requiring flexibility, technology and quality. With over $800 million in annual revenues, Plexus provides award-winning customer service to more than 150 branded product vendors in North America, Europe and Asia.

SAFE HARBOR AND FAIR DISCLOSURE STATEMENT
The statements contained in this release which are not historical facts (such as statements in the future tense and statements including "believe," "expect," "intend," "anticipate", "target" and similar terms and concepts) are forward-looking statements that involve risks and uncertainties, including, but not limited to: the economic performance of the electronics and technology industries; the risk of customer delays, changes or cancellations in both on-going and new programs; the Company's ability to secure new customers and maintain its current customer base; the results of cost reduction and restructuring efforts and our ability to execute on, and achieve anticipated cost savings from, these efforts; possible delays in future and previously announced measures; material cost fluctuations and the adequate availability of components and related parts for production; the effect of changes in average selling prices; the effect of start-up costs of new programs and facilities; the effect of general economic conditions and world events (such as terrorism and the situations in Iraq and North Korea); the impact of increased competition; and other risks detailed in the Company's Securities and Exchange Commission filings.

FOR FURTHER INFORMATION, PLEASE CONTACT:
Kristian Talvitie, Director of Strategic Marketing and Communications 920-969-6160 or email at kristian.talvitie@plexus.com
                            (financial tables follow)

                                  PLEXUS CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                                                  Three Months Ended
                                                                                     December 31,
                                                                             -----------------------------
                                                                              2003                 2002
                                                                             ---------           ---------
                                                                                     (unaudited)

Net sales                                                                    $ 238,464           $ 205,379
Cost of sales                                                                  218,837             189,839
                                                                             ---------           ---------


  Gross profit                                                                  19,627              15,540

Operating expenses:
   Selling & administrative expenses                                            16,356              16,755
   Restructuring and impairment costs                                                -              31,840
                                                                             ---------           ---------
                                                                                16,356              48,595
                                                                             ---------           ---------

  Operating income (loss)                                                        3,271             (33,055)

Other income (expense):
  Interest expense                                                                (663)               (773)
  Miscellaneous                                                                    516                 518
                                                                             ---------           ---------

Income (loss) before income taxes and cumulative effect of
  change in accounting for goodwill                                              3,124             (33,310)

Income tax expense (benefit)                                                       625             (12,478)
                                                                             ---------           ---------

Income (loss) before cumulative effect of change in
  accounting for goodwill                                                        2,499             (20,832)

Cumulative effect of change in accounting for goodwill,
  net of income tax benefit of $4,755                                                -             (23,482)
                                                                             ---------           ---------

Net income (loss)                                                            $   2,499           $ (44,314)
                                                                             =========           =========

Earnings per share:
  Basic
     Income (loss) before cumulative effect of change in
       accounting for goodwill                                               $    0.06           $   (0.49)
     Cumulative effect of change in accounting for goodwill                          -               (0.56)
                                                                             ---------           ---------
  Net income (loss)                                                          $    0.06           $   (1.05)
                                                                             =========           =========

  Diluted
     Income (loss) before cumulative effect of change in
       accounting for goodwill                                               $    0.06           $   (0.49)
     Cumulative effect of change in accounting for goodwill                          -               (0.56)
                                                                             ---------           ---------
  Net income (loss)                                                          $    0.06           $   (1.05)
                                                                             =========           =========

Weighted average shares outstanding:
  Basic                                                                         42,651              42,069
                                                                             =========           =========
  Diluted                                                                       43,738              42,069
                                                                             =========           =========

                       NON-GAAP SUPPLEMENTAL INFORMATION

                      (in thousands, except per share data)


                                                                                  Three Months Ended
                                                                                     December 31,
                                                                              2003                 2002
                                                                           -----------        ------------
                                                                                    (unaudited)
Net income (loss) - GAAP                                                   $     2,499        $   (44,314)

Add cumulative effect of change in accounting for goodwill,
   net of income tax benefit of $4,755
                                                                                     -            (23,482)
                                                                           -----------        ------------
Income (loss) before cumulative effect of change in accounting
   for goodwill - GAAP                                                           2,499            (20,832)

Add income tax expense (benefit)                                                   625            (12,478)
                                                                           -----------        ------------

Income (loss) before income taxes and cumulative effect of                       3,124            (33,310)
   change in accounting for goodwill -- GAAP

   Add:  Restructuring and impairment costs*                                         -             31,840
                                                                           -----------        ------------

Income (loss) before income taxes and excluding restructuring                    3,124             (1,470)
   and impairment costs -- Non-GAAP

Income tax expense (benefit) -- Non-GAAP                                           625               (617)
                                                                           -----------        ------------

Net income (loss) -- Non-GAAP                                              $     2,499        $      (853)
                                                                           ===========        ============

Earnings per share -- Non-GAAP:
   Basic                                                                   $      0.06        $     (0.02)
                                                                           ===========        ============
   Diluted                                                                 $      0.06        $     (0.02)
                                                                           ===========        ============

Weighted average shares outstanding:
   Basic                                                                        42,651             42,069
                                                                           ===========        ============
   Diluted                                                                      43,738             42,069
                                                                           ===========        ============

                 SUMMARY OF RESTRUCTURING AND IMPAIRMENT COSTS*

Restructuring and impairment costs:
   Non-cash asset impairments                                              $         -        $    11,327
   Severance costs                                                                   -              5,252
   Lease exit costs and other                                                        -              9,666
   Non-cash write-off of goodwill                                                    -              5,595
                                                                           -----------        ------------
Total restructuring and impairment costs                                   $         -        $    31,840
                                                                           ===========        ============


                                     (more)

                                  PLEXUS CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)

                                                                             December 31,      September 30,
                                                                                 2003              2003
                                                                               --------          --------
                                                                                      (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                                   $ 41,176          $ 58,993
   Short-term investments                                                        18,489            19,701
   Accounts receivable                                                          117,906           111,125
   Inventories                                                                  162,889           136,515
   Deferred income taxes                                                         24,645            23,723
   Prepaid expenses and other                                                     7,750             8,326
                                                                               --------          --------

   Total current assets                                                         372,855           358,383

Property, plant and equipment, net                                              129,655           131,510
Goodwill, net                                                                    33,928            32,269
Deferred income taxes                                                            26,293            24,921
Other                                                                             6,695             5,971
                                                                               --------          --------

   Total assets                                                                $569,426          $553,054
                                                                               ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Current portion of long-term debt and capital lease obligations          $  1,038          $    958
      Accounts payable                                                           97,338            91,445
      Customer deposits                                                          16,372            14,779
      Accrued liabilities:
        Salaries and wages                                                       17,870            17,133
        Other                                                                    24,027            23,753
                                                                               --------          --------

    Total current liabilities                                                   156,645           148,068

Long-term debt and capital lease obligations                                     23,625            23,502
Other liabilities                                                                10,010            10,468

Shareholders' equity:
    Common stock, $.01 par value, 200,000 shares authorized,                        427               426
      42,679 and 42,607 shares issued and outstanding, respectively
    Additional paid-in-capital                                                  262,021           261,214
    Retained earnings                                                           105,339           102,840
    Accumulated other comprehensive income                                       11,359             6,536
                                                                               --------          --------

    Total shareholders' equity                                                  379,146           371,016
                                                                               --------          --------

    Total liabilities and shareholders' equity                                 $569,426          $553,054
                                                                               ========          ========

                                       ###